                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Registration Statement (Post-effective Amendment No. 1) of InfoSpace.com, Inc. on Form S-1 of our report dated February 11, 1999 (except for note 12, which is as of August 13, 1999, and Note 13, which is as of September 22, 1999) relating to the financial statements of INEX Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chartered Accountants

Toronto, Canada
October 7, 1999